Exhibit No. (3)i

State of North Carolina

Department of the Secretary of State

Limited Liability Company

ARTICLES OF ORGANIZATION

Pursuant to §57D-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: K-C Healthcare Spin Sales, LLC

                                                               (See Item 1 of the Instructions for appropriate entity designation)

2.	The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both. Note: This document must be signed by all persons listed.)

Stuart H. Johnson, Organizer

Robinson, Bradshaw & Hinson, P.A.

101 N. Tryon Street, Suite 1900

Charlotte, NC 28246

3.	The name of the initial registered agent is: C T Corporation System

4.	The street address and county of the initial registered agent office of the limited liability company is:

Number and Street 150 Fayetteville Street, Box 1011

City Raleigh State: NC Zip Code: 27601 County: Wake

5.	The mailing address, if different from the street address, of the initial registered agent office is:

Number and Street

City                                          State: NC   Zip Code:                          County:

6.	Principal office information: (Select either a or b.)

a.	The limited liability company has a principal office.

The principal office telephone number:

The street address and county of the principal office of the limited liability company is:

Number and Street 351 Phelps Drive

City Irving State: TX Zip Code: 75038 County: Dallas

CORPORATIONS DIVISION (Revised January 2014)	P.O. Box 29622 1	RALEIGH, NC 27626-0622 (Form L-01)

The mailing address, if different from the street address, of the principal office of the company is:

Number and Street

City                                               State:                      Zip Code:                              County:

b. ☐ The limited liability company does not have a principal office.

7.	Any other provisions which the limited liability company elects to include (e.g., the purpose of the entity) are attached.

8.	(Optional): Please provide a business e-mail address: The Secretary of State’s Office will e-mail the business automatically at the address provided above at no cost when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is offered, please see the instructions for this document.

9.	These articles will be effective upon filing, unless a future date is specified:

This is the 14th day of March, 2014.

K-C Healthcare Spin Sales, LLC

/s/ Stuart H. Johnson
Signature

Stuart H. Johnson, Organizer
Type or Print Name and Title

The below space to be used if more than one organizer or member is listed in Item #2 above.

Signature	Signature

Type and Print Name and Title	Type and Print Name and Title

Signature	Signature

Type and Print Name and Title	Type and Print Name and Title

NOTES:

1.	Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised January 2014)	P.O. Box 29622 2	RALEIGH, NC 27626-0622 (Form L-01)

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57D-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: K-C Healthcare Spin Sales, LLC

2.	The text of each amendment adopted is as follows (attach additional pages if necessary):

Article 1 is hereby amended to read as follows: The name of the limited liability company is: Halyard Sales, LLC

3.	(Check either a or b, whichever is applicable)

A. ☐	The amendment(s) was (were) duly adopted by the majority vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

B. ☒	The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

4.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 12th day of May, 2014.

K-C Healthcare Spin Sales, LLC
Name of Limited Liability Company

/s/ John W. Wesley
Signature John W. Wesley Senior Vice President, General Counsel and Secretary Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January 2014)		(Form L-17)
4825042v1 04352.01012